As filed with the Securities and Exchange Commission on January 14, 2015

Registration No. 333-179448

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELPHI AUTOMOTIVE PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey	3714	98-1029562
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom 011-44-163-423-4422
	(Address of Principal Executive Offices)

First Amended and Restated Delphi Automotive LLP 2010 Management Value Creation Plan
(As Amended and Restated by the Second Amended and Restated Delphi Automotive LLP 2010 Management Value Creation Plan)
(Full Titles of the Plans)

Mark J. Murphy Chief Financial Officer and Executive Vice President c/o Delphi Automotive Systems, LLC 5725 Delphi Drive Troy, MI 48098 (248) 813-2000
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:

David M. Sherbin Senior Vice President, General Counsel, Secretary and Chief Compliance Officer c/o Delphi Automotive Systems, LLC 5725 Delphi Drive Troy, MI 48098 (248) 813-2000	Kyoko Takahashi Lin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On February 9, 2012, Delphi Automotive PLC (the “Registrant”) registered 7,000,000 of its ordinary shares, par value $0.01 per share (“Ordinary Shares”), reserved for issuance under the First Amended and Restated Delphi Automotive LLP 2010 Management Value Creation Plan, as amended and restated by the Second Amended and Restated Delphi Automotive LLP 2010 Management Value Creation Plan (the “VCP”) on a Form S-8 Registration Statement (File No. 333-179448) (the “Registration Statement”) filed with the Securities and Exchange Commission.

The VCP has terminated by its terms and there are no outstanding awards under the VCP. Therefore, pursuant to the undertaking contained in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No.1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, 6,282,770 Ordinary Shares remaining unissued under the VCP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 14th day of January 2015.

Delphi Automotive PLC

By:	/s/ David M. Sherbin
	Name:	David M. Sherbin
	Title:	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chief Executive Officer, President and Director (Principal Executive Officer)	January 14, 2015
Rodney O’Neal

/s/ Mark J. Murphy	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	January 14, 2015
Mark J. Murphy

*	Chief Accounting Officer and Vice President (Principal Accounting Officer)	January 14, 2015
Allan J. Brazier

*	Chairman of the Board of Directors	January 14, 2015
John A. Krol

Signature	Title	Date

*	Director	January 14, 2015
Gary L. Cowger

*	Director	January 14, 2015
Nicholas M. Donofrio

*	Director	January 14, 2015
Mark P. Frissora

*	Director	January 14, 2015
Rajiv L. Gupta

*	Director	January 14, 2015
J. Randall MacDonald

*	Director	January 14, 2015
Sean O. Mahoney

*	Director	January 14, 2015
Thomas W. Sidlik

*	Director	January 14, 2015
Bernd Wiedemann

*	Director	January 14, 2015
Lawrence A. Zimmerman

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously executed in connection with this Registration Statement.

By:	/s/ David M. Sherbin
David M. Sherbin
Attorney-in-Fact